Exhibit 107

Calculation Of Filing Fee Tables

Form S-8

(Form Type)

Liquidia Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	150,000	$13.41	$2,011,500	$0.00014760	$296.90
Total Offering Amounts							$296.90
Total Fee Offsets							-
Net Fee Due							$296.90

(1)	150,000 shares of common stock, $0.001 par value per share (“Common Stock”), of Liquidia Corporation (the “Registrant”) were automatically added to the shares authorized for issuance under the Liquidia Corporation 2020 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2024 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1 of each year through 2030, the number of shares authorized for issuance under the ESPP is automatically increased by the lesser of 150,000 shares or a number of shares equal to one percent of the outstanding shares of Common Stock as of the end of Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the Board of Directors or Compensation Committee of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of shares of Common Stock which may be offered or sold pursuant to the ESPP by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 7, 2024. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.